UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2025

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

388 Greenwich Street, New York, New York (Address of principal executive offices)		10013 (Zip Code)

(212) 559-1000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 formatted in Inline XBRL: See Exhibit 99.1

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CITIGROUP INC.

Current Report on Form 8-K

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2025, the Compensation, Performance Management and Culture Committee of the Citigroup Inc. (Citi) Board of Directors (the Compensation Committee) unanimously voted to award Citi’s Chief Executive Officer, Jane Fraser, a one-time equity award (the Award), consisting of Restricted Stock Units (RSUs) with a grant date value of $25 million and 1.055 million Citigroup stock options. As part of the approval process, the Compensation Committee presented the proposal to Citi’s entire Board of Directors (Board), other than Ms. Fraser, and it was unanimously supported. The value of the RSUs and the exercise price of the options are based on the closing price of Citi’s stock on the grant date of the Award. The RSUs will vest and the options will become exercisable on a pro-rata basis following the third, fourth and fifth anniversaries of the grant date, subject to Ms. Fraser’s continued employment with Citi through the applicable vesting date.

The Award reflects the Board’s desire to ensure management continuity, to acknowledge Ms. Fraser’s extraordinary leadership of Citi and to reflect developments in the market regarding CEO compensation. In particular, the Award reflects the Board’s belief that Ms. Fraser’s strategic priorities are sound and that she is executing on them promptly and thoughtfully with an eye towards enhanced safety and soundness, simplification, and improved returns, thereby laying the foundation for long-term sustainable growth. That execution includes:

●	Citi’s progress in transforming the organization, as more than two-thirds of our transformation programs are at or mostly at Citi’s target state and some of our biggest bodies of work are now embedded into how we operate
●	Ms. Fraser’s actions to build a strong executive team for Citi
●	Citi’s successes in simplifying the organizational structure across its five core interconnected businesses
●	Citi’s recent agreement to sell an equity stake in Grupo Financiero Banamex, S.A. de C.V. in furtherance of the strategy refresh announced in 2021
●	Citi’s stock price having outperformed peers since its 2022 Investor Day, as the market has increasingly applauded and supported bold actions in furtherance of transformation and simplification and Citi’s delivery on its commitments

These accomplishments are being reflected in shareholder returns and other aspects of financial performance, as well as in indicia of progress on Citi’s risk and control transformation. The Board believes that there is significant additional upside for Citi’s stockholders and that ensuring leadership stability is critical for Citi’s continued success.

The Award will be subject to standard Citi provisions for the forfeiture and clawback of incentive compensation, as well as Citi’s Stock Ownership Commitment. Under the Stock Ownership Commitment Ms. Fraser must retain a portion of the net vested shares from Citi stock-based awards granted to her while she serves as an executive officer or Board member. That portion is 75% until her service as a director and an executive officer ends and 50% for one year following termination of her executive officer status.

The foregoing summary of the Award is qualified in all respects by reference to the text of the agreement that governs the Award. A copy of Citi’s press release announcing the appointment of Jane Fraser as Chair of Citi’s Board and John Dugan as Lead Director and noting the Award is filed as Exhibit 99.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

99.1	Citigroup Inc. securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 as of the filing date.
99.2	Press release of Citigroup Inc. dated October 22, 2025.
104	See the cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.

Dated: October 22, 2025
	By:	/s/ Brent J. McIntosh
Brent J. McIntosh
Chief Legal Officer & Corporate Secretary

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